NORTH FORK BANCORPORATION, INC.
                  1999 STOCK COMPENSATION PLAN


              SECTION 1.  ESTABLISHMENT AND PURPOSE

     North Fork Bancorporation, Inc. (the "Company") hereby establishes a long term incentive plan to be named the North Fork Bancorporation, Inc. 1999 Stock Compensation Plan (the "Plan"), for employees of the Company and its subsidiaries. The purpose of this Plan is to encourage those employees who are given awards by the committee administering the Plan to acquire and maintain an interest in the Common Stock of the Company and thus to have additional incentive to continue to work for the success of the Company and its subsidiaries.

                     SECTION 2.  DEFINITIONS

     Whenever used herein, the following terms shall have the respective meanings set forth below:

     (a) AWARD means any Option or Restricted Stock or right to receive either granted under the Plan.

     (b) AWARD AGREEMENT means the written agreement evidencing an Award under the Plan, which shall be executed by the Company and the Award Holder. Award Holder shall mean the Employee or other eligible individual designated to receive an Award under the Plan or any permitted transferee of such Award.

     (c)  BOARD means the Board of Directors of the Company.

     (d) CODE means the Internal Revenue Code of 1986, as amended and in effect from time to time.

     (e) COMMITTEE means the Stock and Compensation Committee of the Board, or any successor to such Committee, the members of which shall be elected by the Board.

     (f) COMPANY means North Fork Bancorporation, Inc., a Delaware corporation.

     (g) EMPLOYEE means a salaried employee (including officers and directors who are also employees) of the Company or any Subsidiary.

     (h) EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

     (i) EXERCISE PRICE of an Option means a price fixed by the Committee upon grant of the Option as the purchase price for Stock under the Option, as such may be adjusted under Section 10 of the Plan.



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     (j)  FAIR MARKET VALUE means, for any particular day, (i) for any period during which the Stock shall be listed for trading on a national securities exchange, the average of the high and low price per share of Stock on such exchange on such day, (ii) for any period during which the Stock shall not be listed for trading on a national securities exchange, but when prices for the Stock shall be reported by the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the average of the high and low transaction price per share as quoted by the National Market System of NASDAQ for such day, (iii) for any period during which the Stock shall not be listed for trading on a national securities exchange or its price reported by the National Market System of NASDAQ, but when prices for the Stock shall be reported by NASDAQ, the average of the high and low bid price per share as reported by NASDAQ for such day, or (iv) in the event none of (i), (ii) and (iii) above shall be applicable, the fair market price per share of Stock for such day as determined by the Board of Directors. If Fair Market Value is to be determined as of a day when the securities markets are not open, the Fair Market Value on that day shall be the Fair Market Value on the nearest preceding day when the markets were open.

     (k)  OPTION means the right to purchase Stock at the Exercise
          Price for a specified period of time and subject to specified conditions. For purposes of the Plan, all Options shall be so-called nonqualified (or nonstatutory) stock options, not qualifying as "incentive stock options" under Section 422 of the Code.

     (l) ORIGINAL ISSUE SHARES means shares of Stock authorized for issuance but unissued by the Company.

     (m) PERIOD OF RESTRICTION means the period during which Restricted Stock is subject to forfeiture under Section 9 of the Plan.

     (n) REPORTING PERSON means a person subject to Section 16 of the Exchange Act.

     (o) RESTRICTED STOCK means shares of Stock awarded under the Plan that are subject to certain risks of forfeiture during a Period of Restriction, as provided in Section 9 of the Plan, and which cease to be shares of Restricted Stock upon expiration of the Period of Restriction.

     (p) RULE 16B-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act, or any successor regulation.

     (q)  STOCK means the Common Stock of the Company.

     (r) SUBSIDIARY means a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

     (s) TAXABLE EVENT means an event relating to an Award granted under the Plan which requires federal, state or local tax to be withheld by the Company or a Subsidiary.

     (t) TERMINATED FOR CAUSE means, (i) for Employees serving under an employment agreement containing a provision for termination of employment for "cause," termination of employment of the Employee for "cause" pursuant to such provision, and (ii) for other Employees, termination of employment of the Employee by a two-thirds vote of the entire Board of Directors of the Company or the Subsidiary employing such Employee, expressly for one or both of the following "causes," as evidenced in a certified resolution of the Board: (A) any willful misconduct by the Employee which is materially injurious to the Company or the Subsidiary, monetarily or otherwise; or (B) conviction of the Employee with no further possibility of appeal of any felony under applicable state or federal banking or financial institution laws, or the agreement of the Employee to plead guilty to any such felony.

     (u) TREASURY SHARES means shares of Stock previously issued but currently held by the Company in the treasury.

                   SECTION 3.  ADMINISTRATION

     The Plan will be administered by the Committee. The determinations of the Committee shall be made in accordance with its judgment as to the best interests of the Company and its stockholders and in accordance with the purposes of the Plan. Notwithstanding the foregoing, the Committee in its discretion may delegate to the President or other appropriate officers of the Company or any Subsidiary the authority to make any or all determinations under the Plan (including the decision to grant Awards and types of Awards granted) with respect and only with respect to persons receiving Awards or Award Holders (other than the delegatees) who are not Reporting Persons, notwithstanding the fact that the delegatees may themselves be persons eligible to receive Awards under the Plan and/or Reporting Persons. A majority of members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, and all actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons.

            SECTION 4.  SHARES AUTHORIZED FOR AWARDS

     (a) The maximum number of Original Issue Shares available for Awards under the Plan is 4,000,000 shares and there is hereby reserved on the books of the Company for issuance under the Plan out of authorized but unissued shares an aggregate of 4,000,000 shares of Stock.

     (b) In addition to the authorized Original Issue Shares referred to in subparagraph (a), above, up to 1,000,000 Treasury Shares may be issued from time to time pursuant to Awards granted under the Plan without thereby diminishing the number of Original Issue Shares authorized for issuance under the Plan. Treasury Shares in excess of 1,000,000 also may be issued pursuant to Awards granted under the Plan, PROVIDED THAT in the event of any such issuance of excess Treasury Shares, the number of Original Issue Shares remaining available for issuance under the Plan (and the number of shares of Stock reserved on the books of the Company for such issuance) shall be reduced PARI PASSU, with a reduction of one share of available Original Issue Shares for each share of excess Treasury Shares thus issued, and PROVIDED FURTHER THAT no excess Treasury Shares may be issued if there are no remaining Original Issue Shares available for Awards granted under the Plan.

     (c) The maximum number of shares of Stock that may be awarded under the Plan in the form of Restricted Stock, whether issued as Treasury Shares, excess Treasury Shares or Original
Issue Shares, shall be 3,300,000.

     (d) For purposes of determining from time to time the number of shares available for Awards under the Plan, shares of Stock underlying outstanding but unexercised Options previously granted under the Plan shall be deemed Original Issue Shares, except in the event and to the extent that the Award Agreements for any such unexercised Options may specifically provide that shares issuable upon exercise of such Options must be Treasury Shares. Shares actually issued by the Company upon exercise of any Option granted under the Plan may be Original Issue Shares or Treasury Shares as the Committee may determine in its discretion from time to time, unless the relevant Award Agreement specifies that the shares of Stock issuable upon exercise thereof shall be Original Issue Shares or Treasury Shares.

     (e) Upon termination or cancellation of outstanding unexercised Options previously granted under the Plan, the shares of Stock underlying such Options shall be returned to the Plan as Original Issue Shares available for future grants of Awards thereunder, PROVIDED THAT, if the Award Agreement pertaining to any such terminated or cancelled Option specifies that shares of Stock issuable upon exercise thereof shall be Treasury Shares, upon termination or cancellation of such Option the underlying shares shall be returned to the Plan as available Treasury Shares.

     (f) If payment of the Exercise Price of any Option granted under the Plan is satisfied, upon exercise of such Option, by a deemed surrender to the Company by the Holder of shares of Stock previously owned by the party exercising the Option, the number of shares of Stock deemed surrendered shall be returned to the Plan as Original Issue Shares available for future grants of Awards thereunder. If payment of the Exercise Price of any such Option is satisfied upon exercise by an actual surrender of shares of Stock previously owned by the party exercising the Option, such number of shares actually surrendered shall be returned to the Plan as Treasury Shares available for future grants of Awards thereunder.

     (g) If shares of Restricted Stock granted under the Plan are forfeited prior to the vesting thereof, the number of shares of Restricted Stock thus forfeited shall be returned to the Plan as Treasury Shares available for future grants of Awards thereunder, regardless of whether such shares of Restricted Stock, when initially awarded to the forfeiting Holder, were Treasury Shares, excess Treasury Shares or Original Issue Shares. Such returned Treasury Shares may be the subject of and issued pursuant to future Plan Awards without regard to the numerical limitations of subparagraph (b), above, and shall not be treated upon issuance as excess Treasury Shares under subparagraph (b), regardless of the number of Treasury Shares previously awarded under the Plan.



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                SECTION 5.  RECIPIENTS OF AWARDS

     (a) Any Employee of the Company or any Subsidiary of the Company will be eligible to receive one or more Awards under the Plan if the Committee determines in its sole discretion that the job performance of such Employee is likely to be significantly enhanced by the latter's receipt of such Awards. Designation of an Employee as a Participant to receive an Award in any year shall not require the Committee to designate such Employee to receive an Award in any other year or to designate any other Employee to receive an Award in such year or any other year. The Committee shall consider such factors as it deems pertinent in selecting Employees to receive Awards and determining the type and amount of their respective Awards.

     (b) The Committee in its discretion may grant one or more Awards to an individual, in connection with the hiring or potential hiring of such individual by the Company or any Subsidiary, prior to the date the latter becomes an Employee and first performs services for the Company or such Subsidiary, provided that no such Award shall become vested or exercisable prior to a date established by the Committee upon grant, which date shall not be earlier than the day 60 days after the date on which the individual first becomes an Employee of the Company or such Subsidiary.

     (c) The Committee may grant one or more Awards to any consultant, advisor or other person providing key services to the Company or a Subsidiary, but only to the extent such grant does not prohibit the Company from using a registration statement on Form S-8, or any successor form, to register with the Securities and Exchange Commission the shares of Stock authorized under the Plan.

     (d) No individual may receive under the Plan Awards relating to more than 1,250,000 shares of Stock in the aggregate, as adjusted from time to time in accordance with Section 10 of the Plan.

                   SECTION 6.  TYPES OF AWARDS

     The following Awards, and rights thereto, may be granted under the Plan in any proportion: Options and Restricted Stock, as further described below. Except as specifically limited elsewhere in this Plan, the Committee shall have complete discretion in determining the type and number of Awards to be granted to any eligible person and, subject to the provisions of the Plan, the terms and conditions of each Award, which terms and conditions need not be uniform as among different recipients of Awards or different Awards of the same general type. Each Award shall be evidenced by an Award Agreement, as provided in Section
7 of the Plan. From time to time, as the Committee deems appropriate and in the best long-term interests of the Company and its stockholders, the Committee may elect to modify or waive one or more terms or conditions of an outstanding Award previously granted under the Plan, provided that (i) no such modification or waiver shall give the holder of any other Award granted under the Plan any right to a similar modification or waiver, (ii) no such modification or waiver of an Award shall involve a change in the number of shares subject to the Award or a change in the Exercise Price of an Option or the purchase price, if any, of Restricted Stock which is the subject of the Award, and (iii) any such modification or waiver which is adverse or arguably adverse to the interests of the Award Holder shall not be effective unless and until the Award Holder shall consent thereto in writing.

                  SECTION 7.  AWARD AGREEMENTS

     As soon as practicable after the grant of an Award, the Company shall notify the recipient of such grant and thereafter shall hand deliver or mail to the recipient an Award Agreement, duly executed by and on behalf of the Company, with the request that the recipient execute the Agreement within 30 days after the date of mailing or delivery by the Company and return the same to the Company. The date of execution and return of the Award Agreement shall not necessarily be or affect the date of grant of the Award, which may precede such date of execution and return, as the Committee may determine. If the recipient shall fail to execute and return to the Company the Award Agreement within said 30-day period, the Committee may elect to treat the Award as void and never granted. If an Award granted under the Plan is eligible for transfer and the subject of a proposed eligible transfer, no such transfer shall be or become effective until and unless the permitted transferee shall have duly executed and returned to the Company an Award Agreement in a form acceptable to the Committee.

     SECTION 8. STOCK OPTIONS

     (a) Options shall consist of Options to purchase shares of Stock at an Exercise Price established by the Committee upon grant, which Exercise Price shall not be less than, but may be more than, 100 percent of the Fair Market Value of the Stock on the date of grant.

     (b) The Committee shall establish upon grant the period of time during which an Option will be exercisable by the Award Holder, provided that no Option shall continue to be exercisable, in whole or in part, later than ten years after the date of grant. Subject to these limitations, the Committee may provide, upon grant of an Option, that full exercisability will be phased in and/or phased out over some designated period of time. The Committee also may provide upon grant that exercisability of an Option will be accelerated, to the extent such Option is not already then exercisable, upon the subsequent occurrence of a "change in control" of the Company, as defined by the Committee, or such other occurrence as the Committee may specify.
Generally, exercisability of an Option granted to an Employee also shall be conditioned upon continuity of employment by the original recipient of the Award with the Company and its Subsidiaries, provided that, if the Committee so provides upon grant, exercisability of such an Option may continue for some designated period of time after termination of employment, within the following limitations: (i) if employment is terminated other than due to the death of the original recipient, exercisability may be extended to not more than one year after termination; and
(ii) if employment is terminated due to the death of the original recipient, exercisability may be extended to the normal end of the exercise period. However, in no event may any Option continue to be exercisable more than ten years after the date of grant. In addition, no Option granted to an Employee may be exercisable after Termination for Cause of such Employee. Leaves of absence granted by the Company for military service or illness and transfers of employment between the Company and any Subsidiary shall not constitute termination of employment.

     (c) Upon exercise of an Option, in whole or in part, the Exercise Price with respect to the number of shares as to which the Option is then being exercised may be paid by check or, if the Award Holder so elects and the Committee shall have authorized such form of payment, in whole or in part by surrender to the Company of shares of Stock owned prior to exercise by the Award Holder. Any previously-owned shares of Stock to be used in full or partial payment of the Exercise Price shall be valued at the Fair Market Value of the Stock on the date of exercise. In lieu of the actual surrender of shares of Stock by the Award Holder to the Company in any such stock-for-stock exercise, the Award Holder may, with the consent of the Committee, in lieu of surrendering some number of previously-owned shares of Stock, affirm to the Company the Award Holder's ownership of such number of shares, in which event the Company, upon its delivery of the shares of Stock as to which the Option is being exercised, deduct from the number of shares otherwise deliverable the number of shares affirmed but not surrendered by the Award Holder.
Delivery by the Company of shares of Stock upon exercise of an Option shall be made to the person exercising the Option or the designee of such person subject to such terms, conditions, restrictions and contingencies as the Committee may provide in the Award Agreement. If so provided by the Committee upon grant of the Option, the shares delivered upon exercise may be subject to certain restrictions upon subsequent transfer or sale by the Award Holder.

     (d) The Committee may require reasonable advance notice of exercise of an Option, normally not to exceed three calendar days, and may condition exercise of an Option upon the availability of an effective registration statement or exemption from registration under applicable federal and state securities laws relating to the Stock being issued upon exercise.

                  SECTION 9.  RESTRICTED STOCK

     (a) Restricted Stock shall consist of Stock or rights to Stock awarded under the Plan by the Committee which, during a Period of Restriction specified by the Committee upon grant, shall be subject to forfeiture by the Award Holder to the Company if the recipient ceases to be employed by the Company and its Subsidiaries prior to the lapse of such restrictions. Restricted Stock normally will not be transferable or assignable during the Period of Restriction. Restricted Stock may be granted at no cost to Participants or, if subject to a purchase price, such price shall not exceed the par value of the Stock and may be payable by the recipient to the Company in cash or by any other means, including recognition of past employment, as the Committee deems appropriate. The Committee may provide upon grant of an Award of Restricted Stock that any shares of Restricted Stock as may be purchased by the recipient thereunder and subsequently forfeited by the recipient prior to expiration of the Period of Restriction shall be reacquired by the Company at the purchase price originally paid in cash by the recipient therefor.

     (b) The minimum Period of Restriction for Restricted Stock shall be three years from the date of grant of the Award. The Committee may provide upon grant of an Award of Restricted Stock that different numbers or portions of the shares subject to the Award shall have different Periods of Restriction. The Committee also may establish upon grant of an Award of Restricted Stock that some or all of the shares subject thereto shall be subject to additional restrictions upon transfer or sale (although not to forfeiture) after expiration of the Period of Restriction.

     (c) The Award Holder of Restricted Stock shall be entitled to all dividends declared and paid on Stock generally with respect to all shares of Restricted Stock held thereby, from and after the date of grant of such Award, or from and after such later date or dates as may be specified by the Committee in the Award, and the Award Holder shall not be required to return any such dividends to the Company in the event of forfeiture of the Restricted Stock.

     (d) The Award Holder of Restricted Stock shall be entitled to vote all shares of Restricted Stock held thereby from and after the date of grant of such Award, or from and after such later date or dates as may be specified by the Committee in the Award.

     (e) Pending expiration of the Period of Restriction, certificates representing shares of Restricted Stock shall be held by the Company or the transfer agent for the Stock. Upon expiration of the Period of Restriction for any such shares, certificates representing such shall be delivered to the Award Holder or the permitted transferee, assignee or beneficiary thereof.

               SECTION 10.  ADJUSTMENT PROVISIONS

     (a) If the Company shall at any time change the number of issued shares of Stock without new consideration to the Company (such as by a stock dividend or stock split), the total number of shares reserved for issuance under the Plan, the maximum number of shares available for issuance as Restricted Stock, the maximum number of shares available for Award of Options to any individual under the Plan and the number of shares (and, in the case of Options, the Exercise Price) covered by each outstanding Award shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such Award to the Award Holder shall not be changed. Awards may also contain provisions for their continuation or for other equitable adjustments after changes in the Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants or similar occurrence.

     (b) Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available for issuance hereunder, the Board of Directors shall use best efforts to authorize the issuance or assumption of benefits under the Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization involving the liquidation, discontinuation, merger out of existence or fundamental corporate restructuring of the Company, upon such terms and conditions as it may deem appropriate.

                SECTION 11.  TRANSFERS OF AWARDS

     Subject to any overriding restrictions and conditions as may be established from time to time by the Board of Directors, the Committee may determine that any Award granted under the Plan may be transferable, in the case of an Option, prior to exercise thereof, and in the case of Restricted Stock, prior to expiration of the Period of Restriction therefor, under such terms and conditions as the Committee may specify. Unless the Committee shall specifically determine that an Award is thus transferable by the original recipient thereof, each Award granted under the Plan shall not be transferable by the original recipient thereof, otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the recipient's lifetime, only by the recipient. In the event of the death of an Award Holder holding an unexercised Option, exercise of the Option may be made only by the executor or administrator of the estate of the Award

Holder or the person or persons to whom the deceased Award Holder's rights under the Option shall pass by will or the laws of descent and distribution, and such exercise may be made only to the extent that the deceased Award Holder was entitled to exercise such Option at the date of death. If and to the extent the Committee shall so provide upon grant, the Period of Restriction for Restricted Stock may be foreshortened upon the death of the Award Holder during the Period of Restriction, such that the Stock shall be deemed not to be forfeited and no longer to be Restricted Stock as of the date of death.

                       SECTION 12.  TAXES

     The Company shall be entitled to withhold, and shall withhold, the minimum amount of any federal, state or local tax attributable to any shares deliverable under the Plan, whether upon exercise of an Option or expiration of a Period of Restriction for Restricted Stock or occurrence of any other Taxable Event, after giving the person entitled to receive such delivery notice as far in advance of the Taxable Event as practicable, and the Company may defer making delivery as to any Award, if any such tax is payable, until indemnified to its satisfaction. Such withholding obligation of the Company may be satisfied by any reasonable method, including, if the Committee so provides upon grant of the Award, reducing the number of shares otherwise deliverable to or on behalf of the Award Holder on such Taxable Event by a number of shares of Stock having a fair value, based on the Fair Market Value of the Stock on the date of such Taxable Event, equal to the amount of such withholding obligation.

               SECTION 13.  NO RIGHT TO EMPLOYMENT

     An Employee's right, if any, to continue to serve the Company and any Subsidiary as an officer, employee or otherwise shall not be enhanced or otherwise affected by the designation of such Employee as a recipient of an Award under the Plan.

        SECTION 14.  DURATION, AMENDMENT AND TERMINATION

     No Award shall be granted under the Plan on or after the date which is the tenth anniversary date of the adoption by the Committee or the Board of this Plan. The Committee or the Board may amend the Plan from time to time or terminate the Plan at any time. By mutual agreement between the Company and an Award Holder, one or more Awards may be granted to such Award Holder in substitution and exchange for, and in cancellation of, any certain Awards previously granted such Award Holder under the Plan, provided that any such substitution Award shall be deemed a new Award for purposes of calculating any applicable exercise period for Options or Period of Restriction for Restricted Stock. To the extent that any Awards which may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to an Award Holder, any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Committee, and to the extent that any such Awards would so qualify within the terms of the Plan, the Committee shall have full and complete authority to grant Awards that so qualify (including the authority to grant, simultaneously or otherwise, Awards which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such Awards under the Plan.

              SECTION 15.  MISCELLANEOUS PROVISIONS

     (a) NAMING OF BENEFICIARIES. In connection with an Award, an Award Holder may name one or more beneficiaries to receive the Award Holder's benefits, to the extent permissible pursuant to the various provisions of the Plan, in the event of the death of the Award Holder.

     (b) SUCCESSORS. All obligations of the Company under the Plan with respect to Awards issued hereunder shall be binding on any successor to the Company.

     (c) GOVERNING LAW. The provisions of the Plan and all Award Agreements under the Plan shall be construed in accordance with, and governed by, the laws of the State of Delaware without reference to conflict of laws provisions, except insofar as any such provisions may be expressly made subject to the laws of any other state or federal law.




This Plan supersedes in its entirety the form of this Plan included as Exhibit 10.12 to the Company's Annual Report on Form
10-K as filed with the Securities and Exchange Commission on March 30, 2000.



















Dated January 31, 2000

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